As filed with the Securities and Exchange Commission on May 10, 2019
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
DHI GROUP, INC.
(Exact name of Registrant as specified in its charter)
____________________
Delaware (State or other jurisdiction of incorporation or organization)	20-3179218 (IRS Employer Identification No.)
____________________
1450 Broadway, 29th Floor
New York, NY 10018
 (Address, including zip code, of Registrant’s principal executive offices)
____________________
Employment Agreement with Art Zeile
Performance-Based Restricted Stock Unit Award Agreement with Art Zeile
(Full title of the plan)
____________________
Luc Grégoire
Chief Financial Officer
1450 Broadway, 29th Floor
New York, NY 10018
(212) 725-6550
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
COPIES TO:
John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas New York, New York  10019–6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer (Do not check if a smaller reporting	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	3,107,747 shares(2)	$3.55(3)	$11,032,501.85	$1,338

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	See “Explanatory Note” below.
(3)
Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of DHI Group, Inc.’s common stock reported by the New York Stock Exchange as of May 6, 2019.

EXPLANATORY NOTE
DHI Group, Inc. (the “Company”) has filed this Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of 1,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) to the Company’s Chief Executive Officer, Mr. Art Zeile. Such shares of Common Stock are reserved for issuance upon the vesting of performance-based restricted stock units that were previously granted to Mr. Zeile.
This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for re-offerings and resales on a continuous or delayed basis in the future by Mr. Zeile of up to an aggregate of 3,107,747 shares of common stock, consisting of: (1) the 1,500,000 shares of Common Stock underlying the performance-based restricted stock units described above; and (2) an additional 1,607,747 shares of restricted stock; which in each case were granted to Mr. Zeile as a material inducement to Mr. Zeile’s hiring as Chief Executive Officer of the Company, and were approved by the Company’s Board of Directors in reliance on the employment inducement exemption under the New York Stock Exchange’s Listed Company Manual Rule 303A.08.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 has been sent or given to the award recipient as specified by Rule 428(b)(1) under the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2.	Registrant Information and Employee Plan Annual Information.

The Company will furnish without charge to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated).Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to DHI Group, Inc., 1450 Broadway, 29th Floor, New York, NY 10018, Attention: General Counsel, Telephone number (212) 725-6550.
Note:          The Reoffer Prospectus referred to in the Explanatory Note follows this page.

REOFFER PROSPECTUS
3,107,747 SHARES OF COMMON STOCK
OF DHI GROUP, INC.
This prospectus is being used for the re-offering and resale from time to time of up to an aggregate of 3,107,747 shares of the common stock of DHI Group, Inc. (the “Company, “we,” “us” or “our”), which consists of: (1) 1,500,000 shares of common stock underlying performance-based restricted stock units; and (2) an additional 1,607,747 shares of restricted stock; in each case which were granted to the Company’s Chief Executive Officer, Art Zeile, as an inducement award in connection with his hiring.
The selling stockholder, or such selling stockholder’s pledgees, donees, transferees or other successors-in-interest, may offer the common stock through public or private transactions, at prevailing market prices or at privately negotiated prices, including in satisfaction of certain existing contractual obligations. The selling stockholder will receive all of the net proceeds from the sale of the shares. The selling stockholder will bear the costs, expenses and fees in connection with the registration of the shares offered hereby on its behalf. We will not receive any proceeds from the sale of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder.
The common stock is traded on the New York Stock Exchange under the symbol “DHX.” As of May 9, 2019, the last reported sale price of the common stock, as reported on the New York Stock Exchange (“the NYSE”), was $3.73 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May 10, 2019

AVAILABLE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), and file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Commission. The address of this website is "http://www.sec.gov." In addition, you may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.
A copy of any document incorporated by reference in this registration statement of which this prospectus forms a part but which is not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus has been delivered upon the oral or written request of that person. Requests should be directed to the attention of DHI Group, Inc., 1450 Broadway, 29th Floor, New York, NY 10018. Our telephone number at that location is (212) 725-6550.
You should rely on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

INCORPORATED DOCUMENTS
The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus.
Our Exchange Act file number is 001-33584. The following documents we have previously filed with the Commission are incorporated herein by reference:
1.	Our Annual Report on Form 10-K filed with the Commission on February 8, 2019;
2.	Our Current Report on Form 8-K filed with the Commission on March 1, 2019 (excluding Item 7.01);
3.	Our definitive proxy statement on Schedule 14A filed with the Commission on March 29, 2019;
4.	Our Quarterly Report on Form 10-Q filed with the Commission on May 2, 2019; and
5.	Our Current Report on Form 8-K filed with the Commission on May 9, 2019 (excluding Item 7.01);
In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS
Statements contained or incorporated by reference herein contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, and descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:
●	a review of strategic alternatives may occur from time to time and the possibility that such review will not result in a transaction;
●	disruption resulting from unsolicited offers to purchase the company;
●	our ability to execute our tech-focused strategy;
●	loss of key executives and technical personnel and our ability to attract and retain key executives, including our CEO;
●	increases in the unemployment rate, cyclicality or downturns in the United States or worldwide economy or the industries we serve, labor shortages, or job shortages;
●	competition from existing and future competitors;
●	changes in the recruiting and career services business and technologies, and the development of new products and services;
●	decreases or delays in business-to-business technology advertising spending could harm our ability to generate advertising revenue;
●	failure to develop and maintain our reputation and brand recognition;
●	failure to increase or maintain the number of customers who purchase recruitment packages;
●	failure to attract qualified professionals or grow the number of qualified professionals who use our websites;
●	failure to timely and efficiently scale and adapt our existing technology and network infrastructure;
●	capacity constraints, systems failures or breaches of network security;
●	compliance with laws and regulations concerning collection, storage and use of professionals’ professional and personal information;
●	our indebtedness;
●	inability to borrow funds under our credit agreement or refinance our debt;
●	results of operations fluctuate on a quarterly and annual basis;

●	periods of operating and net losses and history of bankruptcy;
●	covenants in our credit agreement;
●	inability to successfully integrate recent and future acquisitions or identify and consummate future acquisitions;
●	misappropriation or misuse of our intellectual property, claims against us for intellectual property infringement or the failure to enforce our ownership or use of intellectual property;
●	compliance with changing corporate governance requirements and costs incurred in connection with being a public company;
●	compliance with the continued listing standards of the New York Stock Exchange;
●	volatility in our stock price;
●	failure to maintain internal controls over financial reporting;
●	U.S. and foreign government regulation of the internet and taxation;
●	changes in foreign currency exchange rates;
●	failure to realize the full potential of our network;
●	decrease in user engagement;
●	failure to halt the operations of websites that aggregate our data, as well as data from other companies;
●	failure of our businesses to attract, retain and engage users;
●	our foreign operations;
●	inability to expand into international markets;
●	unfavorable decisions in proceedings related to future tax assessments;
●	taxation risks in various jurisdictions for past or future sales;
●	write-offs of goodwill, tradename and intangible assets;
●	significant downturn not immediately reflected in our operating results; and
●	the UK’s impending departure from the EU.

SELLING STOCKHOLDER
The proceeds from the sale of the common stock offered under this prospectus are solely for the account of the selling stockholder. We will not receive any of the proceeds from any sale of shares by the selling stockholder.
Based on the beneficial ownership of our common stock by the selling stockholder as of the date of this prospectus, assuming that all of the shares offered pursuant to this prospectus were sold, then the selling stockholder would no longer beneficially own any shares of our common stock.
The shares offered hereby are subject to various vesting conditions and transfer restrictions, and accordingly are not all freely transferable as of the date of this prospectus. For more information regarding the beneficial ownership of our equity securities by the selling stockholder, please see page 12 of our Definitive Proxy Statement on Schedule 14A which was filed by the Company with the SEC on March 29, 2019.

PLAN OF DISTRIBUTION
The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be made at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may use any one or more of the following methods when selling shares:
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block transactions or crosses;
●	to underwriters for resale to the public or to institutional investors;
●	directly to the public or institutional investors;
●	through brokers, dealers or agents to the public or to institutional investors;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the New York Stock Exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.
In addition, the selling stockholder may also enter into hedging and/or monetization transactions. For example, the selling stockholder may:
●
enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of our common stock under this prospectus, in which case the other party may use shares of our common stock received from the selling stockholder to close out any short positions;

●	sell short our common stock under this prospectus and use shares of our common stock held by the selling stockholder to close out any short position;
●
enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, shares of our common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer shares of our common stock under this prospectus;

●
loan or pledge shares of our common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus; or

●
enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. There can be no assurance that the selling stockholder will not transfer, devise or gift, the shares of common stock by other means not described in this prospectus.
If underwriters or broker-dealers are used in an offering, the common stock offered pursuant to this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or broker-dealers to purchase any common stock offered will be subject to certain conditions precedent and the underwriters or broker-dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concessions allowed or reallowed or paid by underwriters or broker-dealers to other broker-dealers may be changed from time to time.
The aggregate proceeds from the sale of the shares offered pursuant to this prospectus will be the purchase price of the shares less discounts and commissions, if any. The selling stockholder will be responsible for any underwriting discounts and commissions and/or agent's commissions in connection with their shares of our common stock sold through underwriters or broker-dealers. We will not receive any of the proceeds from the sale by the selling stockholder of its shares of our common stock covered by this prospectus.
In order to comply with the securities laws of some states, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.
Any underwriters, broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the shares of common stock and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, broker-dealers or agents may be entitled, under agreements entered into with us or the selling stockholder, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act. The terms of any indemnification provisions will be set forth in a prospectus supplement.
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The compensation of a particular broker-dealer may be in excess of customary commissions.
Upon our being notified by a selling stockholder that any material arrangement has been entered into with an underwriter, broker-dealer or agent for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, we will file a supplement to this prospectus, if one is required, under Rule 424(b) under the Securities Act. That supplement, if required, will disclose, to the extent applicable:
●	the name of each such selling stockholder and of the participating underwriter, broker-dealer or agent;

●	the number of shares involved;
●	the price at which those shares were sold;
●	the commissions paid or discounts or concessions allowed; and
●	other facts material to the transaction.
In addition, if required by the Securities Act, we will file a supplement to this prospectus upon being notified by a selling stockholder that any successor in interest that is entitled to sell shares using this prospectus intends to sell more than 500 shares of common stock.
We cannot assure you that any shares covered by this prospectus will ultimately be sold.

LEGAL MATTERS
The validity of the shares of common stock offered under this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison, LLP, New York, New York.
EXPERTS
The consolidated financial statements and the related financial statement schedule, as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated by reference in this prospectus, and the effectiveness of DHI Group, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph related to a change in method of accounting for contract acquisition costs and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference

See “Incorporated Documents” in the prospectus.
Item 4.	Description of Securities

Not Applicable.
Item 5.	Interests of Named Experts and Counsel

Not Applicable.
Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our by-laws provide that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.
The foregoing statements are subject to the detailed provisions of section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation and by-laws.
Our amended and restated certificate of incorporation provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, which we refer to as a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person; provided, however, that we shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by our board of directors.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation limits the personal liability of our directors to the fullest extent permitted by section 102 of the Delaware General Corporation Law.
We maintain directors’ and officers’ liability insurance for our officers and directors.
Item 7.	Exemption from Registration Claimed

The securities previously issued to the selling stockholder pursuant to the inducement award grants disclosed in the prospectus were offered and sold in reliance on an exemption from the registration requirements under the Securities Act of 1933 provided by Section 4(a)(2) thereunder, which relates to transactions not involving a public offering.

Item 8.	Exhibits

Exhibits
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33584) filed on July 23, 2007).
4.2	Second Amended and Restated By-laws (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33584) filed on March 9, 2016).
4.3
Employment Agreement, dated as of April 9, 2018, by and among DHI Group, Inc., Dice Inc. and Art Zeile (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33584) filed on August 2, 2018).

4.4
Form of Restricted Stock Award Agreement under the 2012 Omnibus Equity Award Plan (incorporated by reference from Exhibit 10.3 to the Company’s Registration Statement on Form S-8 (File No. 333-182756) filed on July 19, 2012).

4.5*	Performance-Based Restricted Stock Unit Award Agreement, dated as of December 18, 2018, by and between Art Zeile and DHI Group, Inc.
4.6	The DHI Group, Inc. 2012 Omnibus Equity Award Plan (incorporated by reference from Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (File No. 333-182756) filed on July 19, 2012).
5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the common stock.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).
24.1*	Powers of Attorney (included on signature pages of this Part II).
_____________________
*	Filed herewith.

Item 9.	Undertakings

The Company hereby undertakes:
(a)(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, DHI Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 10, 2019.

DHI GROUP, INC.

Registrant

/s/ Luc Grégoire
Name: Luc Grégoire
Title: Chief Financial Officer
(Principal Financial Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Brian Campbell and Luc Grégoire, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys‑in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on May 10, 2019, by the following persons in the capacities indicated.

Signature	Title

/s/ Art Zeile	President and Chief Executive Officer and Director
Art Zeile	(Principal Executive Officer)

/s/ Luc Grégoire	Chief Financial Officer
Luc Grégoire	(Principal Financial and Accounting Officer)

/s/ Carol Carpenter	Director
Carol Carpenter

/s/ Golnar Sheikholeslami	Director
Golnar Sheikholeslami

/s/ Brian Schipper	Director
Brian Schipper

/s/ Jim Friedlich	Director
Jim Friedlich

/s/ Jennifer Deason	Director
Jennifer Deason

/s/ Scipio M. Carnecchia	Director
Scipio M. Carnecchia

/s/ David Windley	Director
David Windley